GLOBAL REAL ESTATE INVESTMENTS FUND
FIRST AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 16th day of August, 2010, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of October 7, 2009, is entered into by and between GLOBAL REAL ESTATE INVESTMENTS FUND, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length of the Agreement and to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Section 15 of the Agreement is hereby superseded and replaced with the following:

15.  Term of Agreement; Amendment.
This Agreement shall become effective as of July 1, 2010 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon the Fund giving 60 days prior written notice to the Custodian or the Custodian giving 120 days prior written notice to the Fund or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Fund, and authorized or approved by the Board of Trustees

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GLOBAL REAL ESTATE INVESTMENTS FUND	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Randy S. Lewis	By: /s/ Michael R. McVoy

Printed Name: Randy Lewis	Printed Name: Michael R. McVoy

Title: Sec. / Treasurer	Title: Executive Vice President

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Global Real Estate Investments Fund
CLOSED-END FUND FUND ACCOUNTING ANNUAL FEE SCHEDULE at July, 2010
Fund Accounting Services Per Fund*
$____ on the first $____
__ basis points on the next $____
__ basis point on the balance above $____

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.  Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Chief Compliance Officer Support Fee*
▪ $____ /service per year

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July, 2010
All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
▪ Pricing Services
   − $____ Domestic and Canadian Equities/Options
   − $____ Corp/Gov/Agency Bonds/International Equities/Futures
   − $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
   − $____ /Fund per Day - Bank Loans
   − $____ /Fund per Day - Credit Default Swaps
   − $____ /Fund per Day - Basic Interest Rate Swaps
   − $____ /Fund per Month - Mutual Fund Pricing
   − $____ /Foreign Equity Security per Month for Corporate Action Service
   − $____ /Month Manual Security Pricing (>10/day)
▪ Factor Services (BondBuyer)
   − $____ /CMO/Month
   − $____ /Mortgage Backed/Month
   − $____ /Month Minimum/Fund Group
▪ Fair Value Services (FT Interactive)
   − $____ on the First 100 Securities/Day
   − $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Use of an alternative price source may require amendments to these fees.

Out-of-Pocket Expenses – Including but not limited to extraordinary expenses based upon complexity and all other out-of-pocket expenses.  Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost.

Fees are billed monthly.  *Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Global Real Estate Investments Fund
CLOSED-END FUND FUND ACCOUNTING ANNUAL FEE SCHEDULE at January, 2011
Fund Accounting Services Per Fund*
$____ on the first $____
__ basis points on the next $____
__ basis point on the balance above $____

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.  Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Chief Compliance Officer Support Fee*
▪ $____ /service per year

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January, 2011
All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
▪ Pricing Services
   − $____ Domestic and Canadian Equities/Options
   − $____ Corp/Gov/Agency Bonds/International Equities/Futures
   − $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
   − $____ /Fund per Day - Bank Loans
   − $____ /Fund per Day - Credit Default Swaps
   − $____ /Fund per Day - Basic Interest Rate Swaps
   − $____ /Fund per Month - Mutual Fund Pricing
   − $____ /Foreign Equity Security per Month for Corporate Action Service
   − $____ /Month Manual Security Pricing (>10/day)
▪ Factor Services (BondBuyer)
   − $____ /CMO/Month
   − $____ /Mortgage Backed/Month
   − $____ /Month Minimum/Fund Group
▪ Fair Value Services (FT Interactive)
   − $____ on the First 100 Securities/Day
   − $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Use of an alternative price source may require amendments to these fees.

Out-of-Pocket Expenses – Including but not limited to extraordinary expenses based upon complexity and all other out-of-pocket expenses.  Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost.

Fees are billed monthly.  *Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Global Real Estate Investments Fund
CLOSED-END FUND FUND ACCOUNTING ANNUAL FEE SCHEDULE at January, 2012
Fund Accounting Services Per Fund*
$____ on the first $____
__ basis points on the next $____
__ basis point on the balance above $____

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.  Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Chief Compliance Officer Support Fee*
▪ $____ /service per year

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January, 2012
All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
▪ Pricing Services
   − $____ Domestic and Canadian Equities/Options
   − $____ Corp/Gov/Agency Bonds/International Equities/Futures
   − $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
   − $____ /Fund per Day - Bank Loans
   − $____ /Fund per Day - Credit Default Swaps
   − $____ /Fund per Day - Basic Interest Rate Swaps
   − $____ /Fund per Month - Mutual Fund Pricing
   − $____ /Foreign Equity Security per Month for Corporate Action Service
   − $____ /Month Manual Security Pricing (>10/day)
▪ Factor Services (BondBuyer)
   − $____ /CMO/Month
   − $____ /Mortgage Backed/Month
   − $____ /Month Minimum/Fund Group
▪ Fair Value Services (FT Interactive)
   − $____ on the First 100 Securities/Day
   − $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Use of an alternative price source may require amendments to these fees.

Out-of-Pocket Expenses – Including but not limited to extraordinary expenses based upon complexity and all other out-of-pocket expenses.  Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost.

Fees are billed monthly.  *Subject to annual CPI increase, Milwaukee MSA.